Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Series A Convertible Preferred Stock, par value $0.0001 per share (“Preferred Stock”), of Root, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below who is named as a reporting person therein in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 11, 2021

CARVANA GROUP, LLC

By: Carvana Co. Sub, LLC
Its: Sole Manager

By: Carvana Co.
Its: Sole Manager

/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President, General Counsel and Secretary

CARVANA CO. SUB, LLC

By: Carvana Co.
Its: Sole Member

/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President, General Counsel and Secretary

CARVANA CO.

/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President, General Counsel and Secretary